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EXHIBIT 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS, DATED                        , 2002 (THE "PROSPECTUS") AND THE SUBSCRIPTION RIGHTS AGREEMENT DATED AS OF                        , 2002 (THE "SUBSCRIPTION RIGHTS AGREEMENT") BY AND BETWEEN WORLDGATE COMMUNICATIONS, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY, AND ARE BOTH INCORPORATED HEREIN BY REFERNCE. COPIES OF THE PROSPECTUS AND THE SUBSCRIPTION RIGHTS AGREEMENT ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.

No. ________

            Rights

VOID AFTER                        , 2002

WORLDGATE COMMUNICATIONS, INC.
Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Units consisting of Common Stock and Warrants

Subscription Price:            per Unit

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of rights set forth above, each of which entitles the owner to subscribe for and purchase the same number of Units, consisting of one share of common stock, $0.01 par value per share, and one redeemable common stock purchase warrant of WorldGate Communications, Inc. (the "Company"), a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and the Subscription Rights Agreement and Instructions relating thereto on the reverse side hereof and in the Instructions as to the use of this certificate included in the mailing. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each Unit as described on the reverse side hereof. Prior to the exercise of any Rights represented hereby, the Registered Owner shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice except as provided in the Subscription Rights Agreement, by virtue of being a Registered Owner of Rights. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed, manually or by facsimile by two of its officers thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.
Dated: ____________, 2002	By:	Hal M. Krisbergh Chairman of the Board and Chief Executive Officer
	By:	James V. Agnello Vice President and Chief Financial Officer

Countersigned and Registered:

American Stock Transfer & Trust Company,
Subscription Agent

By:	Authorized Officer

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

(to be executed if holder desires to exercise the Rights Certificate)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

RETURN TO SUBSCRIPTION AGENT
BY MAIL, BY HAND OR BY OVERNIGHT COURIER

AMERICAN STOCK TRANSFER & TRUST COMPANY
59 Maiden Lane, Plaza Level
New York, New York 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

SECTION 1

Basic Subscription Right

I apply for _____________ Units ×	$____ (U.S.) =	$___________________________ (U.S.)
(no. of Units)	(subscription price)	(amount enclosed)

Over-Subscription Right

If you have subscribed for your basic subscription right and wish to purchase additional Units pursuant to the Over-Subscription Right:

I apply for _____________ Units ×	$____ (U.S.) =	$___________________________ (U.S.)
(no. of Units)	(subscription price)	(amount enclosed)

Total Amount of Check Enclosed = $__________________

☐	Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.
☐	Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of Units indicate above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the Units for which I have subscribed, WorldGate Communications, Inc. may exercise its legal remedies against me.

Signature(s)

Name (Please Print)

Social Security or other identifying number

Address

Dated: ___________________ , 2002

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print) (see Instructions).

Name(s): ___________________________________________________________
Capacity (Full Title): _____________________________________________
Taxpayer ID or Social Security Number: _____________________________

FULL PAYMENT FOR THE UNITS MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY: (I) CHECK, BANK DRAFT DRAWN ON A U.S. BANK, OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO "AMERICAN STOCK TRANSFER & TRUST COMPANY, SUBSCRIPTION AGENT—WORLDGATE COMMUNICATIONS, INC.,"; OR (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY FOR THE PURPOSE OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING, IN EITHER CASE FOR THE NUMBER OF UNITS SUBSCRIBED MULTIPLIED BY $    (U.S.) (PURCHASE PRICE PER UNIT).

FOR INSTRUCTIONS ON THE USE OF WORLDGATE COMMUNICATIONS, INC. RIGHTS CERTIFICATES PLEASE CONSULT RANDALL J. GORT, ESQ., GENERAL COUNSEL, WORLDGATE COMMUNICATIONS, INC. AT 215-354-5105 OR DEREK W. WOODWORTH OF BREAN MURRAY & COMPANY, INC., AT 212-702-6500; OR YOUR BANK OR BROKER WITH QUESTIONS.

SECTION 2

Special Issuance or Delivery Instructions for Subscription Rights Holders:

        (a) To be completed ONLY if the certificate representing the Units is to be issued in a name other than that of the registered holder (see the Instructions). DO NOT FORGET TO COMPLETE THE GUARANTY OF SIGNATURE(S) SECTION BELOW.

ISSUE UNITS TO:

(Please Print Name)

(Print Full Address)

(Social Security Number or Tax ID Number)

        (b) To be completed ONLY if the certificate representing the Units is to be sent to an address other than that shown on the front of this certificate (see the Instructions). DO NOT FORGET TO COMPLETE THE GUARANTY OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security Number or Tax ID Number)

GUARANTEE OF SIGNATURE(S)

        All Registered Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature: ________________	Name of Firm: ______________________
Name: ______________________	Address:____________________________
Title: _________________________	Area Code and Telephone: _____________________________

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

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  EXHIBIT 4.2